NEWS BULLETIN

FROM THE FINANCIAL RELATIONS BOARD, INC.

FOR IMMEDIATELY RELEASE
Friday, March 14, 1997

ELSINORE CORPORATION REORGANIZATION EFFECTIVE FEBRUARY 28, 1997

Company Reports Fourth Quarter and Year End Results

     LAS VEGAS, Nevada, March 14, 1997...Elsinore Corporation (ASE/PSE:ELS) today announced the Chapter 11 Reorganization of Elsinore and certain of its subsidiaries became effective following the close of business on February 28, 1997.

     On February 20, 1997 the Nevada Gaming authority licensed the reorganized company's new controlling shareholder, three members of the reorganized company's  Board of Directors  and Riviera  Gaming  Management - Elsinore,  Inc.
(RGME) the replacement managers of the reorganized company, all as contemplated by the Plan of Reorganization.

     Under the Plan, the common stock outstanding prior to the effective date was canceled and 4,929,313 shares of new common stock were issued. 4,745,280 of those shares, or 96.3% of the total outstanding, were issued to a class of the company's bondholders. Ten members of that class, which are entities managed by the New York financial firm of Morgans, Waterfall, Vintiadis & Company, Inc., acquired 4,646,440 shares. Also under the Plan, 77,428 new shares, or 1.6% of the total outstanding, were issued to holders of the canceled stock. An additional 70,687 shares will be issued to other creditor groups when claims by certain members of those groups are resolved.

     Trading in Elsinore's common stock continues to be halted by the American Stock Exchange and by the Pacific Stock Exchange. The American Stock Exchange has informed the company that it intends to delist the stock.

Fourth Quarter Results

     Elsinore Corporation today reported revenues of $15,384,000 for the fourth-quarter ended December 31, 1996, compared with $13,924,000 for the comparable period of 1995. The company reported a net loss of $636,000, or ($0.04) per share on 15,891,793 weighted average shares outstanding for the fourth quarter, compared with a net loss of ($29,551,000) or ($1.86) per share on 15,877,849 weighted average shares outstanding, for the fourth-quarter of 1995.

     For the year-ended December 31, 1996, the company reported revenues of $61,199,000 compared with $56,973,000 for the same period last year. Net loss for the twelve-month period was ($1,566,000), or ($0.10) per share on 15,891,793 weighted average shares outstanding, compared with a net loss of ($45,749,000) or ($2.95) per share on 15,511,983 weighted average shares outstanding for the same period a year ago.

     Elsinore Corporation owns the Four Queens Hotel & Casino in downtown Las Vegas which offers 690 rooms, meeting facilities, four restaurants, over 1,000 slot machines, and numerous blackjack, craps and other table games. The hotel and casino have been operated by RGME under an interim management agreement since August 12, 1996. The interim agreement converts to a 40 month management agreement for which RGME receives a minimum annual management fee of $1,000,000 plus a management fee equal to 25% of any increase in EBITDA in any fiscal year in excess of $8,000,000. In addition, RGME has warrants to acquire an equity position in Elsinore.

     Certain subsidiaries, including Olympia Gaming Corporation and Four Queens Experience Corporation, remain under the protection of the Bankruptcy Court pending the outcome of certain events.

     For information on Elsinore Corporation via facsimile at no cost, simply call 1-800-PRO- INFO and dial company code 177. In addition, contact Cynthia A. Fremont, Assistant Secretary at the Four Queens Hotel & Casino, (702) 387-5115 or Daniel Saks at (310) 442-0599 at the Financial Relations Board for general information.


          ELSINORE CORPORATION AND SUBSIDIARIES (Debtor in Possession)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)

                                                       Three Months Ended                                  Year Ended
                                                            December 31,                                   December 31,
                                                    ----------------------------------------   ------------------------------------
                                                           1996                  1995                1996               1995
                                                        (unaudited)           (unaudited)
                                                    ------------------    ------------------   ----------------   -----------------
Net Revenues:
  Casino                                             $           9,899     $           9,718     $       42,300     $        39,964
  Hotel                                                          2,883                 2,608             11,202               9,564
  Food and beverage                                              2,807                 3,165             12,373              12,136
  Interest and other                                             1,029                   111              1,502               1,983
  Promotional allowances                                        (1,234)               (1,678)            (6,178)             (6,674)
                                                    ------------------    ------------------   ----------------   -----------------
                                                                15,384                13,924             61,199              56,973
                                                    ------------------    ------------------   ----------------   -----------------
Costs and Expenses:
  Casino                                                         4,131                 4,628             17,694              19,705
  Hotel                                                          2,341                 1,993              8,482               7,897
  Food and beverage                                              1,815                 1,544              7,088               6,010
  Taxes and licenses                                             1,488                 1,609              6,592               6,627
  Selling, general and administrative                            2,999                 2,931             10,331              11,385
  Rents                                                          1,011                   930              4,055               3,955
  Provision for losses on loans receivable
    from Native American Tribes                                      -                19,340                  -              23,598
  Casino development costs                                           -                   237                  -               2,323
  Depreciation and amortization                                    979                   915              3,816               3,948
Interest (contractual interest for 1996 and
   1995 of $7,661 and $9,212) respectively                       1,179                   996              2,505               8,006
Interest, prior period income tax obligation                         -                  (326)                 -                 590
                                                    ------------------    ------------------   ----------------   -----------------
                                                                15,943                34,797             60,563              94,044
                                                    ------------------    ------------------   ----------------   -----------------

Income (loss) before reorganization items                         (559)              (20,873)               636             (37,071)
Reorganization items                                               (77)               (8,678)            (2,192)             (8,678)
                                                    ------------------    ------------------   ----------------   -----------------

Net loss                                             $            (636)    $         (29,551)    $       (1,556)    $       (45,749)
                                                    ==================    ==================   ================   =================

Loss per common share                                $           (0.04)    $           (1.86)    $        (0.10)    $         (2.95)
                                                    ==================    ==================   ================   =================
Weighted average number of
  common shares outstanding                                 15,891,793            15,877,849         15,891,793          15,511,983
                                                    ==================    ==================   ================   =================


                                       CONSOLIDATED BALANCE SHEET DATA

                                                       December 31,          December 31,
                                                           1996                  1995
                                                    ------------------    ------------------

Current assets                                           $       9,554        $        5,578
Total assets                                                    42,627                37,101
Current liabilities                                              9,428                 6,182
Long-term debt                                                  69,422                69,927
Shareholder's equity (deficit)                           $     (40,710)       $      (43,441)
                                                    ==================    ==================